UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1502 Stickney Point Road, Unit 501, Sarasota, Florida 34231-3718
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 926-2510

500 John Ringling Boulevard, Sarasota, Florida 34242
 (Former name or former address, if changed since last report)

ITEM 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

          On March 30, 2006, SkyLynx Communications, Inc. the (the "Company") executed an Amendment No. 3 to the Agreement and Plan of Merger dated November 29, 2005, as amended February 21, 2006 and March 9, 2006 (the "Amendment" and "Agreement", respectively) between and among the Company, an acquisition subsidiary of SkyLynx Acquisition Company ("SAC"), and Vetco Hospitals, Inc., a California corporation ("VETCO").

1.         Amendment No. 3 provides, among other things, that the Closing shall occur in no event later than April 30, 2006; and, the obligation of VETCO, SKYLYNX and SAC to close is subject to an agreement being reached with the Internal Revenue Service for the payment of the unsatisfied VETCO liability to the Internal Revenue Service for payroll taxes, interest, penalty and other assessments (the "Tax Debt") upon terms and conditions acceptable to SKYLYNX and SAC and VETCO, in their sole discretion.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits

Item	Title

1.0	Amendment No. 3 to the Merger Agreement, dated March 30, 2006

SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKYLYNX COMMUNICATIONS, INC.
Date: March 30, 2006	By: /s/ Gary L. Brown Gary L. Brown, President and Chief Executive Officer